Exhibit 10.46

TABLE OF CONTENTS

		PAGE

1.	Premises and Term	1

2.	Base Rent, Late Payment Charges and Security Deposit	1

3.	Use	2

4.	Operating Costs; Additional Rent	2

5.	Landlord’s Responsibilities	3

6.	Tenant’s Responsibilities	4

7.	Alterations; Condition of Premises Upon Expiration	5

8.	Signs/Window Coverings	5

9.	Inspection	5

10.	Utilities	5

11.	Assignment and Subletting	6

12.	Fire and Casualty Damage	6

13.	Reciprocal Indemnification; Waiver and Release	7

14.	Insurance	8

15.	Condemnation	9

16.	Holding Over	9

17.	Quiet Enjoyment	10

18.	Events of Default	10

19.	Remedies	10

20.	Intentionally Left Blank	12

21.	Mortgages	12

22.	Mechanic’s Liens	12

23.	Notices	12

24.	Hazardous Substances	12

25.	Expense of Enforcement	13

26.	Intentionally Left Blank	13

27.	Transfer of Landlord’s Interest; Limitation of Liability	13

28.	Right of Landlord to Perform	13

29.	Miscellaneous	14

30.	Exhibits	15

31.	Removal of Existing Improvements	15

Exhibit A – Depiction of Premises Exhibit B – Rules and Regulations Exhibit C – Intentionally Omitted Exhibit D – Signage Criteria Exhibit E – Move-Out Standards Exhibit F – Existing Improvements

DATA SHEET

DATE OF LEASE:	December 20, 2011

LANDLORD:	ST. PAUL FIRE AND MARINE INSURANCE COMPANY, a Connecticut corporation

LANDLORD’S ADDRESS FOR RENT:	St. Paul Fire and Marine Insurance Company c/o NorthMarq Real Estate Services, LLC SDS-12-2659, PO Box 86 Minneapolis, MN 55486-2659

TENANT:	BioAmber Inc., a Delaware corporation

TENANT’S ADDRESS:	Suite 180, 3850 Annapolis Lane, Plymouth, Minnesota, 55447

PREMISES:	Approximately 27,259 rentable square feet, as designated on Exhibit A.

COMMENCEMENT DATE:	March 1, 2012.

EXPIRATION DATE:	February 29, 2016.

TERM:	48 months, beginning on the Commencement Date, and ending on the Expiration Date, unless earlier terminated as provided in this Lease.

BASE RENT:	Base Rent shall be due hereunder as follows:

Period	Monthly Base Rent	Annual Base Rent
March 1, 2012 – February 28, 2013	$13,038.89	$156,466.68
March 1, 2013 – February 28, 2014	$13,356.91	$160,282.92
March 1, 2014 – February 28, 2015	$13,697.65	$164,371.80
March 1, 2015 – February 29, 2016	$14,038.39	$168,460.68

USE:	Office/laboratory/warehouse

ADDRESSES FOR NOTICES:	Landlord:	with a copy to Landlord’s Managing Agent:

	St. Paul Fire and Marine Insurance Company 385 Washington Street St. Paul, Minnesota 55102 Attn: Vice President, Asset Management	NorthMarq Real Estate Services, LLC 3500 American Blvd. West, Suite 200 Bloomington, Minnesota 55431 Attn: Vice President, Property Management

Tenant: at the Premises, with a copy to:

Boivin Desbiens Senécal s.e.n.c. ***

SECURITY DEPOSIT:	$20,695

PHASE:	Phase I, Plymouth Business Center, consisting of two buildings with a combined rentable area of 104,005 rentable square feet.

TENANT’S PROPORTIONATE SHARE:	26.21% of Phase I, Plymouth Business Center.

BUILDING:	3850 Annapolis Lane, the building in which the Premises are located, which building is a part of Phase I, Plymouth Business Center.

LANDLORD’S WORK:	Landlord agrees to create a vestibule install new carpet and paint in the office portion of the Premises that is crosshatched on the attached Exhibit A within 90 days after the Commencement Date subject to Tenant-caused delays and force majeure. Tenant shall coordinate with Landlord and Landlord’s contractor to schedule the performance of the Landlord’s Work during normal business hours.

TENANT’S BROKER:	None

LANDLORD’S BROKER:	Northmarq Brokerage Services, LLC (Dave Paradise)

The information in this Data Sheet is incorporated in and made a part of this lease agreement.

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is between Landlord and Tenant as of the Date of Lease.

W I T N E S E T H:

1. Premises and Term.

(a) In consideration of the obligation of Tenant to pay Rent (as defined in Paragraph 4(g)), and in consideration of the other terms, provisions and covenants hereof, Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord the Premises designated on the Data Sheet, as shown on the plan attached hereto as Exhibit A, which Premises are located in the Building, together with all rights, privileges, easements, appurtenances, and immunities belonging to or in any way pertaining to the Premises, TO HAVE AND TO HOLD the same for the Term.

(b) Tenant is in possession of the Premises on the date of this Lease under a sublease (the “Sublease”) between DNP Green Technology, Inc., a Delaware corporation (“DNP”) and the current tenant of the Premises, GenMab MN, Inc. (“GenMab”). On November 16, 2010, by an amendment to its articles of incorporation filed with the Secretary of State of Delaware, DNP changed its name to BioAmber Inc. The term of the lease under which Tenant is subleasing the Premises on the date of this Lease is scheduled to expire on February 29, 2012. Therefore, Tenant hereby accepts possession of the Premises on the Commencement Date under this Lease in their “as-is” condition on the Commencement Date. Landlord has no obligation to perform any work in or about the Premises or anywhere else as a condition to Tenant’s acceptance of possession of the Premises under this Lease or the commencement of the Term of this Lease, other than the Landlord’s Work, which Landlord shall perform after the Commencement Date in accordance with the Data Sheet.

2. Base Rent, Late Payment Charges and Security Deposit.

(a) Base Rent. Tenant agrees to pay to Landlord Base Rent for the Premises, in advance, without demand, deduction or set off, for the entire Term at the rate stated in the Data Sheet, except that the monthly installment for the first month of the Term is due and payable on the date of this Lease. Thereafter, one such monthly installment is be due and payable, in advance, without demand, deduction or set off on or before the first day of each calendar month succeeding the Commencement Date during the Term. It is understood and agreed that Tenant’s obligation to pay Base Rent, Operating Costs (as defined in Paragraph 4(a) hereof) and any Additional Rent under this Lease shall constitute an independent covenant.

(b) Late Charge; Interest. If Tenant fails to pay any installment of Rent, including any amount treated as Additional Rent (as defined in Paragraph 4(g)) of this Lease, or other sums hereunder prior to the date such installment or other charge becomes delinquent pursuant to Paragraph 18, Tenant shall pay to Landlord on demand a late charge of $500.00 for each late installment or other charge to help defray the additional cost to Landlord for processing such late payments, and such late charge shall be Additional Rent. In addition to the foregoing, to the extent Rent is not paid on or before the date the same becomes delinquent pursuant to Paragraph 18, all unpaid Rent shall accrue interest from the first day of each month at a rate that is the lesser of (i) eighteen percent (18%) per annum; or (ii) the highest amount permitted by applicable law and such interest shall constitute Additional Rent and shall be payable with the next installment of Base Rent falling due. The provision for the payment of such late charge and interest shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

(c) Security Deposit. Tenant agrees to deposit with Landlord on the date hereof the Security Deposit as stated on the Data Sheet, which Security Deposit shall be held by Landlord, without interest, as security for the performance of Tenant’s covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon the occurrence of any Event of Default (as defined in Paragraph 18 below) by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, apply such Security Deposit to any arrears of Rent or other payments due Landlord under this Lease, and any other damage, injury, expense or liability caused by such Event of Default without waiving such Event of Default, and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount, which amount shall constitute Additional Rent. Although the Security Deposit shall be deemed the property of Landlord, subject to the provisions of Paragraph 27(a) hereof, Landlord agrees to refund to Tenant the remaining balance of such Security Deposit, if any, within thirty (30) days after the date following the Expiration Date that Landlord determines that all of Tenant’s obligations under this Lease have been fulfilled.

3. Use. The Premises shall be used only for the Use stated on the Data Sheet and for such other lawful purposes as may be incidental thereto. Outside storage, including without limitation, trucks and other vehicles, garbage containers and outdoor furniture are prohibited without Landlord’s prior written consent. Tenant shall, at its own cost and expense, obtain any and all licenses and permits necessary for Tenant’s Use prior to the Commencement Date. Further, Tenant shall be responsible for ensuring that the Use is an allowable use under the zoning code of the City of Plymouth, as the same may be amended from time to time, it being understood and agreed that the fact that the Use is not allowed shall not excuse Tenant’s full payment and performance under this Lease. Landlord makes no representations or warranties of any kind or nature that the Use is a permitted use under the zoning code of the City of Plymouth or any other governmental entity or agency with jurisdiction over the Building.

Tenant shall comply with all governmental laws, ordinances and regulations applicable to the Use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisance in or upon, or connected with, the Premises, all at Tenant’s sole expense. Tenant shall not receive, store or otherwise handle on the Premises any product, material or merchandise that is explosive or highly flammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) that would render the insurance on the Building or the property on which the Phase is located (“Property”) void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord for the Building is caused by Tenant’s use and occupancy of the Premises, then Tenant shall pay to Landlord the amount of such increase, within ten (10) days after written demand therefor, as Additional Rent.

4. Operating Costs; Additional Rent.

(a) Operating Costs. Subject to the provisions of Paragraph 2(a) hereof, beginning on the Commencement Date and on the first day of each month thereafter during the Term, Tenant shall pay to Landlord, without demand, deduction or setoff, Tenant’s proportionate share of Operating Costs, as defined below, calculated on the basis of Tenant’s Proportionate Share stated on the Data Sheet.

As used in this Lease, the term “Operating Costs” shall mean any and all expenses, costs and disbursements of any kind and nature whatsoever incurred by Landlord in connection with the ownership, management, maintenance, operation and repair of the Property, the Phase or the Building that Landlord shall pay or become obligated to pay in respect of a calendar year (regardless of when such Operating Costs were incurred). Operating Costs shall include, without limitation, the costs of maintenance, repairs, and, subject to the provisions of Paragraph 5 hereof, replacements to the Building, including, without limitation, downspouts, gutters, painting, sprinkler systems, roof and walls; the costs of maintaining and repairing parking lots, parking structures and easements; property management fees, salaries, fringe benefits and related costs payable to employees of Landlord’s Managing Agent whose duties are connected with the Property; insurance costs, all heating and air conditioning costs not payable by Tenant pursuant to Paragraph 6 hereof, electricity, sewer and water and other utility costs not separately metered to tenants, including Tenant, landscape maintenance, trash and snow removal, Taxes, as defined in Paragraph 4(e), and costs and expenses incurred by Landlord in protesting any assessments, levies or the tax rate. Operating Costs shall not include the following: (i) costs of alterations of any tenant’s premises, including the Premises; (ii) costs of curing construction defects to the base Building; (iii) depreciation; (iv) interest and principal payments on mortgages, and other debt costs; (v) real estate brokers’ leasing commissions or compensation; (vi) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (vii) cost of any service furnished to any other occupant of the Building that Landlord does not provide to Tenant hereunder; (viii) the full replacement of (A) roofs, (B) exterior walls (as defined in Paragraph 5) and (C) foundations; (ix) attorney’s fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or other occupants; (x) costs incurred due to violation by Landlord or any other tenant of the terms and conditions of this Lease; (xi) overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or the real property, to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate; (xii) rent under any ground or underlying leases or lease; or rent or lease payments for parking; (xiii) Landlord’s general corporate overhead and general administrative expenses; (xiv) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (xv) all costs for which Tenant reimburses Landlord or pays third persons; and (xvi) advertising and promotional expenditures. Notwithstanding anything to the contrary in this Lease, Operating Costs shall not include the full amount of any Capital Cost in the year incurred, but Operating Costs shall include amortization of each Capital Cost over the useful life of the relevant repair or replacement, as determined by Landlord in its reasonable discretion, together with interest at the rate of 9% per year. For the purposes of the preceding sentence, the term “Capital Cost” means the cost of any repair or replacement that is considered a capital repair or replacement under generally accepted accounting principles in use in the real estate industry on the date of the relevant repair or replacement, except that any particular repair or replacement that costs less than $20,000 is not a Capital Cost.

(b) Estimated Operating Costs. Promptly after the commencement of this Lease and during January of each year or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of amounts payable under Paragraph 4(a) for such calendar year. On or before the first day of each month thereafter, Tenant shall pay to Landlord one/twelfth (1/12th) of such estimated amounts, provided that if such notice is not given in January, Tenant shall continue to pay on the basis of the prior year’s estimate until the first day of the month after the month in which such notice is given, at which time, in addition to paying the first installment of the estimated amount provided by Landlord for such year, Tenant shall also pay the difference, if any, between the current year’s estimate and the previous year’s estimate for the period from January 1 of such year through the last day of the month in which the notice was given. If at any time it appears to Landlord that the amounts payable under Paragraph 4(a) for the then current calendar year will vary from its estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

Within ninety (90) days after the end of each calendar year or as soon thereafter as practicable, Landlord shall deliver to Tenant a summary of the total Operating Costs for the previous calendar year and Tenant’s proportionate share thereof, which shall be based upon Tenant’s Proportionate Share as stated in the Data Sheet (the “Summary”). If the Summary shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant (the “Excess Amount”), Landlord shall credit the Excess Amount against Operating Costs next falling due hereunder until the Excess Amount is exhausted; provided however, that if the summary shows an Excess Amount for the year in which this Lease expired, and Tenant has fully complied with all of its obligations under this Lease, the Summary shall be accompanied by a refund of the Excess Amount to Tenant. If such Summary shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant, Tenant shall pay the deficiency to Landlord, as Additional Rent, within thirty (30) days after delivery of the Summary, and Tenant’s failure to do so shall constitute an Event of Default pursuant to Paragraph 18(a) hereof. The provisions of this subparagraph (b) shall survive the expiration or earlier termination of this Lease.

(c) Right to Audit. Tenant or its representatives shall have the right to examine Landlord’s books and records of Operating Costs during normal business hours within twenty (20) days following the furnishing of the Summary to Tenant. Unless Tenant takes written exception to any item within thirty (30) days following the furnishing of the Summary to Tenant (which item shall be paid in any event), the Summary shall be considered as final and accepted by Tenant.

(d) Accrual Accounting. If Landlord selects the accrual accounting method rather than the cash accounting method for operating expense purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued.

(e) Taxes. Landlord agrees to pay before they become delinquent all taxes, including, without limitation, real estate taxes, installments of special assessments and governmental charges of any kind and nature whatsoever, (herein collectively referred to as “Taxes”) lawfully due and payable with respect to the Building, the Phase and the Property. In addition, Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord that part of such taxes within ten (10) days after Landlord’s written demand therefor, which amount shall constitute Additional Rent.

(f) Change in Method of Taxation. If at any time during the Term, the present method of taxation shall be changed so that in lieu of the whole or any part of any Taxes (including personal property taxes described in Paragraph 4(e) hereof), assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the Rent or any portion thereof and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such Rent, Landlord’s income or any portion thereof for the present or any future building or buildings on the Property, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Taxes” for the purposes hereof.

(g) Definition of “Rent”. Any amounts in addition to Base Rent and Operating Costs, chargebacks for work performed by Landlord for the benefit of Tenant, if any, and other costs payable by Tenant to Landlord hereunder, if any, (collectively the “Additional Rent”) shall be an obligation of Tenant hereunder and all such Additional Rent shall be due and payable upon demand. Base Rent, Operating Costs and Additional Rent may be referred to collectively as “Rent.”

5. Landlord’s Responsibilities. Except for reasonable wear and tear and any casualty against which Tenant was obligated to insure under this Lease, and subject to the payment of Operating Costs as required hereunder, Landlord shall maintain all parts of the Building, other than tenants’ premises, including, without limitation, the Premises, making all necessary repairs and replacements, whether ordinary or extraordinary, structural or nonstructural, including downspouts, gutters, irrigation sprinkler system; regularly mow any grass, remove weeds and perform general landscape maintenance; and maintain and repair the parking lot and driveway areas. Notwithstanding the foregoing, Landlord shall be responsible, at its sole cost and expense, for the full (but not partial) replacement of (a) roofs; (b) exterior walls; and (c) foundations and for compliance with Title III of the Americans With

Disabilities Act of 1990, as amended as of the Date of Lease (the “ADA”) solely as to the exterior walls of the Premises, including access to the Building and maintenance of parking. Tenant shall immediately give Landlord written notice of any defect or need for repairs. Landlord’s liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. The term “exterior walls” as used in this Lease shall not include windows, glass or plate glass, doors, special store fronts or office entries.

6. Tenant’s Responsibilities.

(a) Maintenance of Premises. Tenant shall, at its own cost and expense, keep and maintain all parts of the Premises (except as provided in Paragraph 5) in good condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special entry, interior walls and finish work, floors and floor covering, heating and air conditioning systems, electrical systems, dock boards, truck doors, dock bumpers, dock seals, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris and keeping the parking areas, driveways, alleys and the whole of the Premises in a clean and sanitary condition. Further, Tenant shall comply with the ADA with respect to the Premises. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to Paragraph 14(a), except that Tenant shall be obligated to repair all wind damage to glass unless caused by a tornado.

(b) Damage to Demising Walls. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

(c) Parking. Tenant and its employees, customers and licensees shall have the nonexclusive right to use, in common with the other parties occupying the Phase, common parking areas, if any (exclusive of any parking or work load areas designated or to be designated by Landlord for the exclusive use of Tenant or other tenants occupying or to be occupying other portions of the Phase), driveways and alleys adjacent to the Building, subject to such reasonable rules and regulations as Landlord may from time to time prescribe.

(d) Preventive Maintenance. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment serving the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days after the date Tenant takes possession of the Premises.

(e) Security Measures.

(i) Tenant acknowledges and agrees that the Building is an industrial building, and, accordingly, the level of security services, if any, provided by Landlord are only those commonly provided for industrial buildings. Specifically, and without limitation of the foregoing, Landlord does not provide, and the Rent payable hereunder does not include, the cost of a guard service, an alarm service or other security measures.

(ii) Notwithstanding the foregoing, to the extent Landlord provides any security measures at any time, such security measures are not intended to be and shall not be treated as a guaranty against crime, property damage, personal or bodily injury or death. Landlord does not make, and Tenant hereby waives any right to make a claim that Landlord has made any guaranty or warranty, express or implied, with respect to security at the Building or the Project or, if any security measures exist, that the same will prevent the occurrence of and/or the consequences of criminal or other unlawful activity. Without limiting the generality of the foregoing, it is the intent of this Lease that Tenant assume full and complete responsibility for claims, actions, judgments, damages, costs and expenses, including, without limitation, attorneys’ fees through all appellate levels, arising from or related to bodily injury, personal injury, property damage or death occurring on or about the Premises from any cause whatsoever, including, without limitation, criminal activity (and including, without limitation, such claims for which Landlord may be, or may be argued to be, liable).

(iii) The parties agree that Landlord shall not be liable to Tenant for any injury, damage or loss from any cause whatsoever that is caused (A) in whole or in part arising from any problem, defect, malfunction or failure of any security measure (if any is provided); or (B) by criminal activity.

(iv) Tenant assumes full responsibility for protecting the Premises from, among other things, theft, robbery, and pilferage.

(f) Costs Payable by Tenant. Notwithstanding the provisions of Paragraph 13(b) below, within ten (10) days after demand by Landlord, Tenant shall pay, as Additional Rent, the cost and expense of repairing any damage to the Premises resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, contractors, patrons, customers, or any other person entering upon the property as a result of Tenant’s business activities or caused by Tenant’s default hereunder.

7. Alterations; Condition of Premises Upon Expiration. Tenant shall not make any alterations, additions or improvements to the Premises (including but not limited to roof and wall penetrations) without the prior written consent of Landlord, except that Tenant may make alterations which do not cost, in the aggregate, more than Five Thousand Dollars ($5,000.00) each; provided such alterations do not affect the Building structure or systems, including, but not limited to, HVAC, plumbing, mechanical and electrical systems, in which case Landlord’s prior written consent must be obtained, which consent shall not be unreasonably withheld or delayed. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good and workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the Building and without overloading or damaging such Building, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. Prior to commencing any such alterations, additions or improvements Tenant shall provide such assurances to Landlord, including but not limited to waivers of lien, surety company performance and payment bonds and personal guaranties of persons of substance, as Landlord shall require to assure payment of the costs thereof and to protect Landlord against any loss from mechanics’, laborer’s, materialmen’s or other liens. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this Lease and Tenant shall, on the Restoration Date (defined below) restore the Premises to the condition described Exhibit E attached hereto and made a part hereof. In addition to the foregoing, all telephone and data communications cabling (“Cabling”), shall be and remain the property of Tenant during the Term and Tenant shall, unless Landlord otherwise elects as provided below, remove the Cabling by the Restoration Date. For the purposes of this Lease, “Restoration Date” shall mean the earliest of (a) the Expiration Date, (b) the date of termination of this Lease prior to the Expiration Date or (c) the vacating or abandonment of the Premises without termination of this Lease; provided, however, that if Landlord so elects, in writing, prior to the Restoration Date, such alterations, additions, installations, improvements, partitions and Cabling (other than trade fixtures and personal property of Tenant) shall become the property of Landlord as of the Restoration Date and shall be delivered to the Landlord with the Premises, and title thereof shall pass to Landlord upon such delivery as if by bill of sale. All shelves, bins, machinery and trade fixtures installed by Tenant shall be removed by Tenant by the Restoration Date. All such removals and restoration shall be accomplished in a good workmanlike manner and shall not damage the primary structure or structural qualities of the Building. All obligations of Tenant to restore the Premises shall be subject to the rights and obligations of the parties in the event of (a) the occurrence of a casualty covered by Paragraph 12(b), condemnation pursuant to Paragraph 15 and any breach of this Lease by either party not cured within applicable cure periods.

8. Signs/Window Coverings. All signage visible from the exterior of the Premises shall, at all times, comply with Exhibit D. Tenant shall not, without the prior written consent of Landlord, install or affix any window coverings, draperies, signs, window or door lettering or advertising media of any type on the Property, the Building or in or on the Premises that are visible from the exterior of the Building. Tenant shall remove any permitted signs and window coverings, but not blinds, not later than the Restoration Date. Any such installations and removals shall be made in such manner as to avoid injury or defacement of the Building and other improvements, and Tenant shall repair any injury or defacement, including, without limitation, discoloration caused by such installation and/or removal.

9. Inspection. Landlord and Landlord’s agents and representatives shall have the right to enter and inspect the Premises upon prior notice (which may be verbal notice) given at least one (1) business day prior to Landlord’s entry for the purpose of ascertaining the condition of the Premises or in order to make such repairs and perform such actions as may be required or permitted to be made by Landlord under the terms of this Lease. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises without notice to Tenant and shall not be liable to Tenant for any damage to person or property caused as a result of such entry; provided however that Landlord shall make reasonable efforts to communicate with Tenant prior to such emergency entry. In addition to the foregoing, Landlord and Landlord’s agents and representatives shall also have the right to enter the Premises upon prior notice (which may be verbal notice) given at least one (1) business day prior to Landlord’s entry for the purpose of showing the Premises to prospective purchasers and/or lenders and, during the period that is nine (9) months prior to the end of the Term, Landlord and Landlord’s agents shall have the right to erect a sign on the Premises indicating the Premises are available for lease.

10. Utilities. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer and sprinkler charges and other utilities and services separately metered for the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and shall furnish and install all replacement electric light bulbs and tubes. Landlord shall not be liable for any interruption or failure of utility services, communications or data services serving the Building or the Premises arising from any cause whatsoever.

11. Assignment and Subletting.

(a) Assignment and Subletting. Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and such restrictions shall be binding upon any assignee or subtenant to which Landlord has consented. The foregoing prohibition includes, without limitation, any subletting or assignment that would otherwise occur by merger, consolidation, reorganization, transfer or other change in Tenant’s corporate, partnership or other proprietary structure. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the Rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. If Tenant assigns this Lease or sublets all or a portion of the Premises without first obtaining Landlord’s consent, as required by this Paragraph 11(a), said assignment or sublease shall be null and void and of no force or effect. Landlord’s consent to an assignment, sublease or other transfer of any interest of Tenant in this Lease or in the Premises shall not be deemed to be a consent to any subsequent assignment, transfer, use or occupation. For the purposes of this Paragraph 11, Landlord shall be deemed to have acted reasonably if it withholds its consent to a proposed assignment or sublease if (i) the creditworthiness of the proposed assignee or sublessee is less than the greater of (A) Tenant’s net worth as of the date of this Lease; or (B) a net worth of at least the net worth of tenants to whom Landlord is then in the process of leasing similar square footage in the Building, it being understood and agreed that if Landlord is then requiring new tenants of such similar spaces to enhance their credit by virtue of security deposits, letters of credit or similar vehicles, Landlord may require that the proposed assignee or sublessee comply with such credit enhancement requirements; and/or (ii) the assignee or sublessee is a tenant of Landlord in the Building or a prospective tenant of the Building then working with Landlord or Landlord’s leasing agent. Landlord shall have no obligation to review or agree to any assignment or sublease request if Tenant is then in default under this Lease.

(b) Payment of Rent to Landlord by Subtenant. Upon the occurrence of an Event of Default, if the Premises or any part thereof are then sublet, Landlord, in addition to any other remedies herein provided or provided by law, may, at its option, collect directly from any subtenant all amounts due and becoming due to Tenant under such sublease and apply such amounts against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations hereunder. Landlord’s acceptance of any Rent following any assignment or other transfer prohibited by this Paragraph 11 shall not be deemed to be a consent by Landlord to such assignment or other transfer (including, without limitation, a prohibited sublease) nor shall the same be deemed a waiver of any right or remedy of Landlord hereunder for breach of this Paragraph 11.

(c) Costs. If Landlord grants its consent to any sublease or assignment, and the base rent payable by the assignee or subtenant exceeds the Base Rent then payable under this Lease, Tenant shall pay Landlord, as Additional Rent (i) fifty percent (50%) of such excess net of Tenant’s actual costs payable to third parties to obtain such sublease or assignment and (ii) Landlord’s reasonable out of pocket costs, including attorneys’ fees and costs, with respect to Landlord’s review and approval or disapproval of any proposed assignment or sublease. In addition, if Tenant has any options to extend or renew the Term, such options shall not be available to any subtenant or assignee, directly or indirectly. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, and any commissions that may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to subparagraph (d) below and rented by Landlord to the proposed tenant or any other tenant.

(d) Right of Recapture. In addition, but not in limitation of, Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above. If this Lease shall be terminated with respect to the entire Premises pursuant to this subparagraph, the Term shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been the Expiration Date. If Landlord recaptures only a portion of the Premises under this subparagraph, the Base Rent during the remainder of the Term shall abate proportionately based on the Base Rent payable hereunder as of the date immediately prior to such recapture.

12. Fire and Casualty Damage.

(a) Notice of Casualty. If the Building should be damaged or destroyed by casualty, Tenant shall give immediate oral and written notice thereof to Landlord’s Managing Agent.

(b) Termination of Lease. If the Building should be damaged or destroyed by casualty, or if it should be so damaged thereby that rebuilding or repairs cannot in Landlord’s estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, Landlord shall notify Tenant thereof and this Lease shall automatically terminate and Base Rent and Operating Costs shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

(c) Repair of Premises. If the Building should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 14(a), but only to such extent that rebuilding or repairs can, in Landlord’s estimation, be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage (except that Landlord may elect not to rebuild if such damage occurs during the last year of the Term), Landlord shall notify Tenant thereof and this Lease shall not terminate, and Landlord shall, at its sole cost and expense, proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, Base Rent and Operating Costs payable hereunder during the period in which the Premises are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage (unless any such failure to complete is a Force Majeure Delay (as defined below) in which event such period shall be extended for the amount of time Landlord is so delayed on a business day for business day basis), Tenant may at its option, upon thirty (30) days prior written notice, terminate this Lease as Tenant’s exclusive remedy, whereupon all rights and obligations of the parties to each other under this Lease shall cease and terminate. For the purposes of this Lease, a “Force Majeure Delay” is a delay occurring, partially or wholly, as a result of delays caused by strikes, lockouts, boycotts or other labor problems, acts of war, acts of terrorism, acts of nature, casualties, discontinuance of any utility or other service required for performance of the repair and restoration work, unavailability or shortages of materials or other problems in obtaining materials necessary for performance of the repair and restoration work or any other matter beyond the control of Landlord or beyond the control of Landlord’s contractors or subcontractors performing such repair and restoration work.

(d) Application of Proceeds. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or the Building requires that the insurance proceeds be applied to such indebtedness, Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations of the parties to each other under this Lease shall cease and terminate.

(e) Removal of Personal Property. In the event of any damage to the Building or the Premises by any peril contemplated by this Paragraph 12, Tenant shall, promptly after the occurrence of such damage and at its sole cost and expense, remove from the Premises any personal property on the Premises belonging to any of Tenant, its agents, employees, contractors, licensees or invitees. Tenant hereby indemnifies, holds harmless and agrees to defend Landlord from any loss, liability, damage, judgment, cost or expense, including attorneys’ fees incurred from the assertion of a claim, through all appellate levels arising out of any claim of personal injury, bodily, injury, property damage or death by any of Tenant, its agents, employees, contractors, licensees or invitees as to itself or themselves or their respective properties arising as a result of the removal or failure to remove such personal property. Landlord and Tenant agree that Landlord shall have no obligation to secure the Building or the Premises in the event of a casualty and that the risk of loss, by destruction, theft or otherwise, to the personal property of Tenant, its agents, employees, contractors, licensees or invitees shall be borne, as between Landlord and Tenant, entirely by Tenant.

(f) Business Interruption Waiver. Tenant waives all claims against Landlord for any damages for any loss that would be covered by a policy of insurance in favor of Tenant covering business interruption for a period of at least 365 days.

13. Reciprocal Indemnification; Waiver and Release.

(a) Reciprocal Indemnification. Landlord shall not be liable for, and Tenant will indemnify and defend Landlord from and against all losses, liabilities, claims, demands, suits, proceedings, judgments, costs, and expenses, (including attorneys’ fees), that result from any claim of injury or damage that arises in any manner from any occurrence in the Premises or otherwise from Tenant’s use or occupancy of the Premises, whether or not Landlord is also indemnified by anyone else. Subject to the preceding sentence, Tenant shall not be liable for, and Landlord will indemnify and defend Tenant from and against all losses, liabilities, claims, demands, suits, proceedings, judgments, costs, and expenses, (including attorneys’ fees), that result from any claim of injury or damage that arises in any manner from any occurrence in the common areas of the Property outside of the Premises, whether or not Tenant is also indemnified by anyone else. Each of Landlord and Tenant acknowledges and agrees that this Paragraph 13(a) obligates it to indemnify and defend the other against the consequences of the indemnitee’s own negligence when the indemnitee is or is claimed to be jointly, comparatively, contributively, or concurrently negligent with the indemnitor, and when any claim is based upon or alleged to be based upon the strict liability of the indemnitee. Any indemnitee has the right to participate in the defense of any indemnified claim at its own expense.

(b) Waiver and Release. Except as provided in Paragraph 6 and below, each of Landlord and Tenant agrees to rely entirely upon its own property insurance with respect to any damage, loss or injury to its property.

Each of Landlord and Tenant hereby releases the other and the other party’s directors, officers, employees, agents and others acting on the other party’s behalf (collectively, the “released parties”) from all claims and all liability or responsibility to the releasing party and to any person claiming through or under the releasing party, by way of subrogation or otherwise, for any loss or damage to the releasing party’s business or property caused by fire or other peril, even if such fire or other peril was caused in whole or in part by the negligence or other act or omission of one or more of the released parties. Notwithstanding the foregoing, the release from liability and waiver or subrogation provided for shall (i) only be effective to the extent that the loss or damage to the releasing party’s business or property is actually covered by insurance; and (ii) not apply to the extent of any deductible (or deductibles) that apply under such insurance.

(c) Limitation of Liability. In no event shall a party ever be liable to the other party or such party’s agents, servants or employees, or to any person or entity claiming by or through such party, for any consequential, indirect, special or similar types of damages; provided however that the parties agree that the foregoing limitation shall not apply to consequential, indirect, special or other types of damages suffered by Landlord pursuant to Paragraph 16 hereof.

14. Insurance.

(a) Landlord’s Insurance. Landlord shall maintain in effect at all times during the Term a policy or policies of insurance insuring the Building against loss or damage by fire, explosion or other insurable hazards and contingencies for the full replacement value. Landlord shall not insure any personal property of Tenant or any additional improvements, which Tenant may construct or install on the Premises. Landlord may self-insure the exposures described above. Subject to the provisions of Paragraphs 12(b), 12(c) and 12(d), such insurance shall be for the sole benefit of Landlord and under its sole control.

(b) Tenant’s Insurance. Tenant shall provide and maintain insurance as specified below.

(i) Insurance policies required by this Paragraph 14(b) shall be in a form reasonably acceptable to Landlord, with an insurer or insurers qualified to do business in the State of Minnesota with Financial Performance rating of A+ and a Financial Size Category of VII (A+VII) or better in accordance with the current Best Key Rating Guide®, Property Casualty, United States. Such policy(ies) shall require at least thirty (30) days prior written notice to Landlord (and, if requested by Landlord, Landlord’s mortgagee(s)) and shall include a Notice of Cancellation Endorsement in form and substance reasonably acceptable to Landlord. All policies required shall be primary and non-contributory to any other insurance available to Landlord.

(ii) Tenant shall, at its sole cost and expense, maintain in effect at all times during the Term a commercial general liability insurance policy, on an “occurrence” rather than on a “claims made” basis, with a total combined policy limit of at least $2,000,000.00. The policy shall include, but not be limited to, coverages for Bodily Injury, Property Damage, Personal Injury and Contractual Liability (applying to this Lease), or an equivalent form (or forms) affording coverage at least as broad. Landlord and Landlord’s Managing Agent shall be named as Additional Insureds under the policy and Tenant shall deliver to Landlord an Additional Insured Endorsement to Tenant’s policy in form and substance satisfactory to Landlord naming Landlord, Landlord’s Managing Agent and Landlord’s mortgagee(s), if any as additional insureds. No coverage shall be deleted from the standard policy without notification of individual exclusions being attached for review and acceptance by Landlord. The liability insurance under this subparagraph 14(b)(ii) shall be primary with respect to Landlord and its agents and not participating with any other available insurance.

(iii) Tenant shall, at its sole cost and expense, maintain in effect at all times during the Term, a policy or polices of insurance covering all of Tenant’s improvements, fixtures, inventory and other personal property in the Premises against loss by fire and other hazards covered by an “all-risk” form of policy, in an amount equal to the full replacement cost thereof, without deduction for physical depreciation. Such insurance shall include Valuable papers and Records coverage providing for the Reproduction Costs measure of recovery and coverage for damage to Electronic Data Processing Equipment and Media, including coverage of the perils of mechanical breakdown and electronic disturbance.

(iv) If the use of the Premises by Tenant increases the premium rate for insurance carried by Landlord on the Building, Tenant shall pay Landlord, upon demand, as Additional Rent, the amount of such premium increase.

(v) Tenant, upon actual knowledge or receipt of written notice by Landlord, shall not carry any stock of goods, inventory, or Hazardous Substances (as defined in this Lease) or do anything in or about the Premises that will in any way impair or invalidate the obligation of the insurer under any policy of insurance required by this Lease.

Prior to the Commencement Date, on each anniversary of the Commencement Date and at such other times as Landlord may request, Tenant shall deliver to Landlord evidence satisfactory to Landlord showing the coverages and endorsements required to be provided hereunder are in full force and effect.

If Tenant has a blanket insurance policy providing coverage for several properties of Tenant, including the Premises, Landlord will accept evidence of such insurance provided:

(1) the evidence is in form and substance satisfactory to Landlord and includes the Notice of Cancellation and Additional Insured endorsements required above; and

(2) the policy complies with the other requirements in this Lease.

15. Condemnation.

(a) Total Taking. If the whole or any substantial part of the Building is taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises or the Building for the Use, by notice given by Landlord to Tenant, this Lease shall terminate and the Base Rent and Operating Costs shall be abated during the unexpired portion of this Lease effective as of the date the physical taking of the Property occurs.

(b) Partial Taking. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the Base Rent and Operating Costs payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

(c) Awards. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings, provided that Tenant shall not be entitled to receive any award for Tenant’s loss of its leasehold interest or other property that would have become the property of Landlord upon termination of this Lease; the right to such award being hereby assigned to Landlord.

(d) Application of Proceeds. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or the Building requires that the award be applied to such indebtedness, Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations of the parties to each other under this Lease shall cease and terminate.

16. Holding Over. Tenant will, at the expiration or earlier termination of this Lease yield up immediate possession to Landlord in the condition required by Exhibit E. If Tenant retains possession of the Premises or any part thereof after such expiration or termination, then, subject to the last sentence of this Paragraph, such holding over shall constitute creation of a month to month tenancy, upon the terms and conditions of this Lease; provided, however, that the monthly rental for such holding over shall, in addition to all other sums that are to be paid by Tenant hereunder, whether or not as Additional Rent, be equal to two hundred percent (200%) of the Rent being paid monthly to Landlord under this Lease immediately prior to such termination. In addition to and not in limitation of the foregoing, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. The provisions of this Paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rental or other sums or any other act in apparent affirmance of the tenancy operate (a) as an extension of the Term; (b) a waiver of Landlord’s right to terminate Tenant’s right to possession of the Premises; or (c) a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed.

17. Quiet Enjoyment. Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, insurable title to the Premises. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the Rent and performing its other covenants and agreements under this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term, subject to the terms and provisions of this Lease.

18. Events of Default. Each of the following events shall be deemed to be an Event of Default by Tenant under this Lease:

(a) Tenant shall fail to pay any installment or other payment of Rent required herein when due, and such failure shall continue for a period of five (5) days after such payment was due; ; provided however that if Tenant fails to pay any installment or other payment of Rent required herein when due, Tenant shall not be deemed in default of this Lease until five (5) days after Landlord has notified Tenant, in writing, of such failure; but provided further that Landlord shall be required to give the notice described in the preceding clause only once in any twelve-month period, and Tenant’s failure to pay any installment or other payment of Rent required herein within five (5) days from the date such payment was due, within twelve months after any such written notice given by Landlord pursuant to this subparagraph (a) shall constitute an Event of Default under this Lease;;

(b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant;

(c) Tenant shall file a petition under any section or chapter of the federal bankruptcy laws, or under any similar law or statute of the United States or any State, including, without limitation, a liquidation, rehabilitation or other insolvency statute, whether now or hereafter in effect; or an order for relief shall be entered against Tenant in any such bankruptcy or insolvency proceedings filed against Tenant thereunder or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder;

(d) Tenant shall vacate or abandon all or a substantial portion of the Premises; provided however, that such vacation or abandonment shall not constitute a default hereunder unless, in Landlord’s reasonable estimation, Tenant has failed to comply with its obligations to maintain the Premises as required under this Lease;

(e) Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 22 hereof;

(f) Tenant shall fail to insure and provide evidence of such insurance in accordance with Paragraph 14(b); and

(g) Tenant shall fail to pay Tenant’s Restoration Share as set forth in Paragraph 31 hereof; and

(h) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 18), and shall not cure such failure within 30 days after written notice thereof from Landlord to Tenant, provided that Tenant promptly commences and diligenty pursues a cure in good faith for a period not to exceed 60 days after the date of written notice.

19. Remedies. Upon the occurrence of any one or more of the Events of Default described in Paragraph 18 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any further notice or demand whatsoever.

(a) Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating this Lease;

(b) Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of this Lease, Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord in the condition required by Exhibit E hereof, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or within the Premises and to alter all locks and other security devices at the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom. Tenant hereby waives any right to claim damage for such re-entry and expulsion, and such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay all Rent payable by Tenant hereunder, for the Term or any other right given to Landlord hereunder or by operation of law;

(c) Landlord may, but need not, relet the Premises or any part thereof for such Rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the Premises as part of a larger area and the right to change the character or the use made of the Premises), and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent Landlord deems necessary or desirable, in its sole discretion. All Rent and other sums received by Landlord from any such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such alterations and repairs; third, to the payment of Landlord’s expenses of reletting, including, without limitation, broker’s commissions, reasonable attorneys’ fees and costs and lease inducements, such as moving or leasehold improvement allowances; fourth, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If such Rent and other sums received from such reletting during any month be less than the Rent to be paid during said month by Tenant hereunder, Tenant shall pay such deficiency to Landlord within ten (10) days after Landlord’s written demand therefor. Such deficiency shall be calculated and paid monthly or at other intervals as Landlord, in its sole discretion, may determine, but not more frequently than monthly. Notwithstanding any such re-entry by Landlord, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

(d) Tenant acknowledges that the damages Landlord would incur in connection with terminating this Lease following an Event of Default by Tenant would be difficult to estimate or ascertain. Therefore, Tenant agrees that, in the event Landlord elects to terminate this Lease, Landlord may, in addition to other remedies available at law or in equity, declare all Rent payable under this Lease immediately due and payable and recover from Tenant, as liquidated damages, and not as a penalty, an amount equal to the sum of the following: (i) all unpaid Rent that is payable by Tenant hereunder and that accrues through the effective date of termination; plus (ii) the “Tenant’s Restoration Share”, as Paragraph 31 of this Lease defines that term; plus (iii) the cost of repairs, alterations and/or redecoration of the Premises that Landlord reasonably determines are necessary to make the Premises suitable for reletting, but not including the cost of removing the “Improvements”, as Paragraph 31 of this Lease defines that term; plus (iv) a sum of money equal to the entire amount of Rent that would be payable under this Lease for the lesser of (A) the three (3) year period commencing upon the effective date of termination, or (B) the period commencing upon the effective date of termination and ending upon the original Expiration Date (as the same may have been extended), which amount shall be immediately due and payable upon demand, but which amount shall be discounted to present value using a discount rate equal to the discount rate of the Federal Reserve Bank of Minneapolis as of the effective date of termination plus one percent (1%). For purposes of calculating the amount of Rent that would be payable under this Lease for the period succeeding the effective date of termination, such Rent shall be computed on the basis of the average monthly amount of Rent accruing during the twenty-four (24) month period immediately preceding the default to which such termination relates (exclusive of any months in which Tenant received “free” or abated Base Rent concessions); provided, however, if the default occurs prior to the expiration of the first twenty-four (24) months of this Lease, then the Rent shall be computed on the basis of the average monthly amount of Rent accruing during all months preceding the month in which said default occurred (exclusive of any months in which Tenant received “free” or abated Base Rent concessions).

(e) Any and all property that may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be left at the Premises, handled, removed and stored, as the case may be, by or at the direction of Landlord, in Landlord’s sole discretion, at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property (even if left at the Premises) so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

(f) Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of the payment of Rent or other payments hereunder after the occurrence of an Event of Default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default or of Landlord’s right to enforce any such remedies with respect to such default or any subsequent default.

20. Intentionally Left Blank.

21. Mortgages. This Lease is and shall be subject and subordinate to any mortgage(s) now or at any time hereafter constituting a lien or charge upon the Property or the Premises, provided, however, that if the holder of any such mortgage elects to have Tenant’s interest in this Lease superior to any such instrument, then by notice to Tenant from such holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage. Landlord represents and warrants to Tenant that, as of the Date of Lease, there is no mortgage, deed of trust, similar security instrument or ground lease affecting the Building or the Project.

22. Mechanic’s Liens. Tenant shall keep the Premises and the Property free from any mechanics’, materialmen’s, contractors’ or other liens arising from, or any claims for damages growing out of, any work performed, materials furnished or obligations incurred by or on behalf of Tenant. If such a lien is filed against the Premises or the Property or any portion thereof as a result of work performed, materials furnished or obligations incurred by or on behalf of Tenant, Tenant, at its sole cost and expense, shall cause such lien to be removed within 30 calendar days after Tenant becomes aware of the filing of such lien. Tenant hereby agrees to defend and indemnify Landlord and to hold Landlord harmless from and against any such lien or claim or action thereon, and shall reimburse Landlord, as Additional Rent for Landlord’s costs of suit and all attorneys’ fees and costs incurred in connection any such lien, claim or action. Landlord hereby reserves the right, at any time and from time to time during the construction of the Premises or any subsequent alteration to enter onto the Premises and post and review notices in accordance with Minn. Stat. §514.06, as the same may be amended.

23. Notices. All Rent payments, bills, statements, notices or communications, required or desired to be given hereunder shall be in writing and shall be deemed given, effective and received (the “Effective Date of Notice”) (a) upon personal delivery; (b) five (5) days after deposit in the United States mail, certified mail, return receipt requested, postage prepaid; or (c) one (1) business day after deposit with a national overnight air courier, fees prepaid, to Landlord or Tenant, as the case may be, at the notice or Rent payment addresses for each party stated on the Data Sheet. Either party may designate an additional or another address upon giving written notice to the other party at the address for notices for such party stated on the Data Sheet pursuant to this Paragraph 23. Any return of any access cards or keys or other similar devices shall be made to Landlord’s Managing Agent, at the address stated on the Data Sheet or such other address as may be provided pursuant to this Paragraph 23. Landlord’s Managing Agent shall give and receive notices in the manner prescribed by this Paragraph, and a copy of all notices given to Landlord shall be given to Landlord’s Managing Agent in the manner prescribed by this Paragraph 23. For the purposes of this Lease, “business day” shall mean a day that is not a Saturday, a Sunday or a legal holiday of the State of Minnesota.

If and when included within the term “Landlord,” as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term “Tenant,” as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms “Landlord” and “Tenant,” respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

24. Hazardous Substances. Tenant shall at all times comply with all applicable local, state and federal laws, ordinances and regulations relating to Hazardous Substances. “Hazardous Substances” means (1) any oil, petroleum product, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances, infectious wastes or substances or any other wastes, materials or pollutants that (A) pose a hazard to the Premises, Building or Property or to persons on or about the Premises, Building or Property or (B) cause the Premises, Building or Property to be in violation of any hazardous materials laws; (2) asbestos in any form, urea-formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing polychlorinated biphenyl, or radon gas; (3) any chemical, materials or substance defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “infectious waste,” or “toxic substances,” or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 42 U.S.C. §§ 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §§ 1251, et seq.; (4) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Premises, Building or Property or the owners and/or occupants of property adjacent to or surrounding the Property, or any other person or entity coming upon the Property or adjacent property; and (5) any other chemical, material or substance that may or could pose a hazard to the environment. Tenant shall not: (i) use the Premises,

Building or Property for the storage of Hazardous Substances except for such activities that are part of the course of tenant’s ordinary business (the “Permitted Activities”); provided, such Permitted Activities are conducted in accordance with all applicable laws, orders, regulations and ordinances and have been approved in advance in writing by Landlord; (ii) use the Premises, Building or Property as a landfill or dump; or (iii) install any underground tanks of any type at the Property. Tenant shall at its own expense maintain in effect any and all permits, licenses or other governmental approvals, if any, required for Tenant’s use of the Premises and require the same of any subtenants. Tenant shall make and cause any subtenant to make all disclosures required of Tenant by any laws, and shall comply and cause subtenant to comply with all orders concerning Tenant’s use of the Premises issued by any governmental authority having jurisdiction over the Premises and take all action required by such governmental authorities to bring the Tenant’s activities on the Premises into compliance with all environmental and other laws, rules, regulations and ordinances affecting the Premises. If at any time Tenant shall become aware, or have reasonable cause to believe, that any Hazardous Substance has been released or has otherwise come to be located on or beneath the Property, Tenant shall give written notice of that condition to Landlord immediately after Tenant becomes so aware. Tenant shall be responsible for, and shall indemnify, defend and hold Landlord harmless from and against, all environmental claims, demands, damages and liabilities, including, without limitation, court costs and reasonable attorney fees, if any, arising out of, or in connection with, the generation, storage, disposal or other presence of any Hazardous Substance in, on or about the Premises, Building or Property during the Term or that Tenant or its subtenants caused or permitted. The indemnification provided by this Paragraph 24 shall survive the expiration or earlier termination of this Lease.

25. Expense of Enforcement. If either party commences an action against the other to enforce this Lease or because of the breach by either party of this Lease, or if Landlord seeks enforcement against any assignee or subtenant or any guarantor of Tenant’s obligations under this Lease, the prevailing party in such action shall be entitled to recover reasonable attorney fees, costs, and expenses (including expert fees and costs) incurred in connection with the prosecution or defense of such action, including any appeal, in addition to all other relief. To the extent Tenant is the non-prevailing party, attorneys’ fees and costs payable by Tenant under this paragraph shall be payable by Tenant to Landlord with the next installment of Rent falling due and shall constitute Additional Rent hereunder. For the purposes of this Lease, “prevailing party” shall mean the party that obtains the principal relief it has sought, whether by compromise, settlement, judgment or otherwise. In addition, the non-prevailing party shall be responsible for payment of any and all actual third party costs and/or expenses (including, without limitation, reasonable attorney’s fees and expert fees) incurred by the prevailing party in the enforcement of any of its rights and/or remedies under this Lease, at law or in equity.

26. Intentionally Left Blank.

27. Transfer of Landlord’s Interest; Limitation of Liability.

(a) Transfer of Landlord’s Interest. The term “Landlord” shall mean only the owner, at any time of the Property, and in the event of the transfer by such owner of its interest in the Property, such owner’s grantee or successor shall upon such transfer, become “Landlord” under this Lease. If any owner transfers its interest in the Premises or the Property or any portion thereof, other than a transfer for security purposes, such owner shall automatically be relieved of any and all obligations and liabilities on the part of such owner as “Landlord” accruing after the date of such transfer, including, without limitation, such owner’s obligation to return the Security Deposit following assignment or transfer thereof to such owner’s transferee.

(b) Limitation of Landlord’s Liability. If Landlord is ever adjudged by any court to be liable to Tenant, Tenant specifically agrees to look solely to Landlord’s interest in the Phase for the recovery of any judgment from Landlord, it being agreed that none of Landlord, its directors, officers, shareholders, managing agents, employees or agents shall be personally liable for any such judgment. In no event shall Landlord ever be liable to Tenant, Tenant’s agents, servants or employees, or to any person or entity claiming by or through Tenant, for any consequential, indirect, special or similar types of damages.

28. Right of Landlord to Perform. If Tenant shall fail to pay any sum of money other than Rent required to be paid by it under this Lease, or shall fail to perform any other act on its part to be performed under this Lease, Landlord may, but shall not be so obligated, and without waiving or releasing Tenant from any obligations of Tenant, after the end of the tenth (10th) calendar day after the Effective Date of Notice of notice to Tenant specifying Tenant’s obligation to perform, make any such payment or perform any such other act on Tenant’s part to be made or performed; provided, however, that in the event of emergency, Landlord shall have the right to perform Tenant’s obligations prior to the expiration of the ten (10) day period specified above. If Landlord performs Tenant’s obligations pursuant to this Paragraph 28, Landlord shall have the right to use the Security Deposit to pay such expenses, or pay such expenses directly and reimburse itself from the Security Deposit or to the extent the cost of such performance exceeds the Security Deposit, Landlord may pay for the cost of such performance from its own funds, or from a combination of the Security Deposit and its own funds and all such amounts shall be repaid to Landlord by Tenant as Additional Rent, payable with the next installment of Base Rent falling due.

29. Miscellaneous.

(a) Gender; etc. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(b) Binding Effect. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Tenant shall deliver promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease. Nothing herein contained shall give any other tenant in the Building any enforceable rights against either Landlord or Tenant as a result of the covenants and obligations of either party stated herein.

(c) Captions. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(d) Estoppel. Tenant agrees from time to time within ten (10) days after the Effective Date of Notice of request by Landlord, to deliver to Landlord, or Landlord’s designee an estoppel certificate in a form designated by Landlord. It is understood and agreed that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of this Lease, and that, if Tenant fails timely to deliver any estoppel certificate contemplated by this subparagraph (d), Tenant shall be liable to Landlord for all losses incurred by Landlord as a result of such failure, including, without limitation, attorneys’ fees and court costs through all appellate levels.

(e) Amendment. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

(f) Survival of Obligations. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to Operating Costs and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount as estimated by Landlord, necessary (i) to bring the Premises into the condition required by Exhibit E; and (ii) to discharge Tenant’s obligation for Operating Costs or other amounts due Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this subparagraph.

(g) Joint and Several. If there be more than one person or entity comprising Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

(h) Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction or that no broker, agent or other person brought about this transaction, other than Tenant’s Broker, if any, listed on the Data Sheet, and Tenant agrees to defend, indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

(i) Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(j) Offer to Lease. Because the Premises are on the open market and are currently being shown, this Lease shall be treated as an offer and shall not be valid or binding unless and until accepted by Landlord in writing.

(k) Waiver of Jury Trial; Jurisdiction. EACH OF LANDLORD AND TENANT HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THIS LEASE. At the option of Landlord, this Lease shall be enforced in any United States District Court for the Federal District of Minnesota or state court of the State of Minnesota sitting in Hennepin County, Minnesota, and Tenant consents to the jurisdiction and venue of any such court and waives any argument that venue in such forums is not proper or convenient.

(l) Complete Agreement. This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties or representations, promises or statements made by Landlord or any agent of landlord, except as expressly stated herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

(m) Governing Law. This Lease, the rights of the parties hereunder and the interpretation hereof shall be governed by, and construed in accordance with, the internal laws of the State of Minnesota, without giving effect to conflict of laws principles thereof.

(n) Construction. The parties agree that counsel for both parties have reviewed this Agreement. Accordingly, neither party shall be deemed to have drafted this Agreement and it shall not be construed against either party by virtue of the drafting thereof in the event of a dispute.

(o) Time of Essence. Time shall be of the essence with respect to this Lease and each and every provision hereof.

30. Exhibits. Exhibits A, B, C, D, E and F attached hereto are hereby incorporated herein by reference.

31. Removal of Existing Improvements.

(a) The parties acknowledge and agree that, as of the date of this Lease:

(i) The Premises contain certain specialized improvements as depicted on Exhibit F (“Improvements”) placed therein by the two previous tenants of the Premises and used by Tenant.

(ii) Under the Sublease, Tenant is obligated to pay GenMab a portion of the cost of removing the Improvements at the end of the term of the Sublease unless Tenant enters into a lease of the Premises directly with Landlord that commences upon the expiration of the term of the Sublease.

(iii) The existence of the Improvements is of critical importance to Tenant in leasing the Premises pursuant to this Lease, and that, but for the existence of the Improvements, Tenant would not enter into this Lease.

(iv) Landlord would not enter into this Lease unless Tenant agrees to pay for part of the cost of removing the Improvements upon the expiration of this Lease.

(v) Tenant shall pay $180,000 (“Tenant’s Restoration Share”) towards the cost of the removal of the Improvements and the restoration of the Premises to Landlord on the earlier of (A) the date of termination of this Lease prior to the Expiration Date; or (B) within sixty (60) days prior to the expiration of the Term. Tenant has no obligation to remove the Improvements at or before the end of the Term, and Tenant has no right to reduce or avoid paying the Tenant’s Restoration Share to Landlord by removing any or all of the Improvements at any time.

(vi) notwithstanding anything to the contrary in Paragraph 19 of this Lease, in the event of adefault by Tenant under this Paragraph 31, the calculation of damages set forth in Paragraph 19(d)(iii) of this Lease shall not include Tenant’s Restoration Share, which shall be paid to Landlord in full, together with any amounts payable under said Paragraph

19(d)(iii).

(b) Nothing in this Paragraph shall be deemed to excuse Tenant, at its sole cost and expense, from restoring the Premises to the condition required by Exhibit E as to those matters not covered by the any bid received by Landlord for the cost of restoration of the Premises.

IN WITNESS WHEREOF, the parties have executed this Lease as of the Date of Lease.

ST. PAUL FIRE AND MARINE INSURANCE COMPANY		BIOAMBER INC.

By:	/s/ Michael D. Elnicky	By:	/s/ Jean François-Huc
	Name: Michael D. Elnicky		Name: J.F. Huc
	Title: Asset Manager		Title: CEO

EXHIBIT A

DEPICTION OF PREMISES

TOTAL = 27,259 S.F.

Mohagen Hansen Architectural Group

PHASE 1

PLYMOUTH BUSINESS CENTER

3850 ANNAPOLIS LANE

SEPTEMBER 2010

TRAVELERS

A-1

EXHIBIT B

RULES AND REGULATIONS FOR

PLYMOUTH BUSINESS CENTER

1. The sidewalks, passages and stairways, if any, shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The passages, entrances, stairways, if any, and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests to the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. None of Tenant, its employees, agents or contractors shall go upon the roof of the Building without the prior written consent of the Landlord.

2. The sashes, sash doors, windows, glass lights and any lights or skylights that reflect or admit light into halls, from the building exterior or other places into the building shall not be covered or obstructed. Any curtains, blinds, shades, or screens attached or hung to any of the prior mentioned areas must have prior approval of Landlord. Landlord will provide standard window coverings on exterior windows and other glass if appropriate and Landlord reserves the right to regulate position of such coverings.

3. In case of invasion, act of war, act of terrorism, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same. Landlord shall in no case be liable for damages for the admission or exclusion of any person or equipment to or from the Building. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

4. Two door keys for doors to leased premises shall be furnished at the commencement of a lease by Landlord. All duplicate keys shall be purchased only from the Landlord. One security card per each of Tenant’s employees so authorized by Tenant will be issued for all approved personnel to permit afterhours access, and Landlord reserves the right to assess a fee to Tenant for the replacement of lost keys or cards. Tenant shall not alter any lock, or install new or additional locks or bolts, on any door without the prior written approval of Landlord. In the event such alteration or installation is approved by Landlord, Tenant shall supply Landlord with a key for any such lock or bolt. Tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys, locks, bolts, cabinets, safes or vaults, or the means of opening any lockable device and security cards of offices, rooms and toilet rooms that shall have been furnished Tenant or that Tenant shall have had made, and in the event of loss of any keys or security cards so furnished shall pay the Landlord therefor.

5. All deliveries, including intra company deliveries, must be made via service entrances. Tenant agrees to adhere to floor loading maximum levels as stated by Landlord. All damage done to the Building by the delivery or removal of such items, or by reason of their presence in the Building, shall be paid to Landlord upon demand by Tenant and shall constitute Additional Rent, payable upon demand, under this Lease.

6. Parking area and parking policies will be established by Landlord, and Tenant agrees to adhere to said policies. UPON A COMPLAINT BY TENANT AND OTHER TENANTS OF THE BUILDING AND AT ANY OTHER TIME, Landlord reserves the right to implement and institute new parking policies as they are determined to benefit overall Building or Phase operations. Tenant further agrees that its employees will not park in the visitor parking areas at any time.

7. If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, the same shall be made at the expense of Tenant, with approval and under direction of Landlord, Landlord’s Managing Agent or Landlord’s contractors, it being understood and agreed that (a) no audible alarm shall be installed unless specifically approved in writing by Landlord prior to installation; and (b) only Tenant shall be obligated to respond to such signal, communication, alarm or other utility or service connection, and none of Landlord, Landlord’s Managing Agent or other employee, agent or contractor of Landlord shall, under any circumstances have any obligation to Tenant or others to respond to such alarm or be liable to Tenant or any party claiming by or through Tenant for any failure to do so. Any installations, and the boring or cutting for wires, shall be made at the sole cost and expense of Tenant and under control and direction of Landlord. Landlord retains in all cases the right to require (x) the installation and use of such electrical-protecting devices that prevents the transmission of excessive current or electricity into or transmission of excessive current or electricity into or through the Building (y) the changing of wires and of their installation and arrangement underground or otherwise as Landlord may direct, and (z) compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish relating thereto. All such wires used by Tenant must be clearly tagged at the distribution boards and junction box and elsewhere in the Building, with (h) the number of the Premises to which said wires lead, (i) the purpose for which said wires are used and (j) the name of the company operating same.

Tenant agrees to instruct all approved communication, and computer and other cabling installers to attach cable in wire hangers from the deck or in any designated building floor or ceiling system cable location. Tenant will not allow installers to lay any cabling on top of the suspended layer ceiling system.

8. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electrical facilities or any part of appurtenances of the Premises; provided nothing herein shall operate to modify Tenant’s obligations pursuant to subparagraph 6(a) of this Lease.

9. Tenant assumes full responsibility for protecting its space from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to the space closed and secured. Landlord shall be in no way responsible to Tenant, its agents, employees, licensees, contractors or invitees for any loss of property from the Premises or public areas or for any damages to any property thereon from any cause whatsoever.

10. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises without the prior written permission of the Landlord. Tenant shall not place in or move about the Premises any safe or other heavy article that, in Landlord’s reasonable opinion may damage the Premises (including the slab) or overload the floor of the Premises, shall not mark on or drive nails, screw or drill into the partitions, woodwork or plaster (except as may be incidental to the hanging of wall decorations) and shall not in any way deface the Premises or any part thereof.

11. No person or contractor not employed by Landlord shall be used to perform window washing, decorating, repair or other work in the leased Premises without the express written consent of Landlord.

12. The directories of the Building shall be used exclusively for the display of the name and location only of the tenants of the Building, including Tenant, and will be provided at the expense of Landlord. Any additional names requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

13. Tenant shall not and shall ensure that its agents, servants, employees, licensees, contractors or invitees shall not:

(a) enter into or upon the roof of the Building or any storage, electrical or telephone closet, or heating, ventilation, air conditioning, mechanical or elevator machinery housing areas;

(b) use any additional method of heating or air conditioning the Premises, including, without limitation, space heaters of any kind or nature;

(c) sweep or throw any dirt or other substance into ANY passageway, sidewalk or parking area;

(d) bring in or keep in or about the Premises any firearms, vehicles, bicycles, motorcycles or animals of any kind except service animals;

(e) deposit any trash, refuse or other substance of any kind within or out of the Building, except in the refuse containers provided therefor;

(f) permit the operation any device that may produce an odor, cause music, vibrations of air waves to be heard or felt outside the Premises, or that may emit electrical waves that shall impair radio, television or any other form of communication system; or

(g) permit the carrying of a lighted cigar, cigarette, pipe or any other lighted smoking equipment or permit smoking of cigarettes, cigars or pipes (i) in the common areas of the Building, including, without limitation, restrooms, except common areas that have been designated by Landlord in writing as smoking areas; or (ii) within ten (10) yards of any door leading into the Building or any building comprising a part thereof.

14. Tenant will not install any radio or television antennas or receptor dish or any device on the roof or grounds without the prior written approval of Landlord. Tenant understands that rentals are charged for roof space in the event any roof installation is approved in writing by Landlord. Landlord reserves the right to require removal of any approved installed device in the event it is necessary to do so in Landlord’s opinion.

15. No sign, light, name placard, poster advertisement or notice visible from the exterior of any demised premises, shall be placed, inscribed, painted or affixed by Tenant on any part of the Building without the prior written approval of Landlord. All signs or letterings on doors, or otherwise, approved by Landlord shall be inscribed, painted or affixed at the sole cost and expense of Tenant, by a person approved by Landlord.

16. The toilet rooms, toilet, urinals, wash bowls and water apparatus shall not be used for any purpose other than those for which they were constructed or installed, and no sweeping, rubbish, chemicals or other unsuitable substances shall be thrown or placed therein. Tenant shall bear the expense of repairing and cleaning up any breakage, stoppage or damage resulting from violation(s) of this rule by Tenant or its agents, servants, employees, invitees, licensees or visitors.

17. Tenant must have Landlord’s prior written consent before using the name of the Building and/or pictures of the Building in advertising or other publicity.

18. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Project, and shall not exhibit, sell or offer to sell, use, rent or exchange in or from the Premises unless ordinarily embraced within Tenant’s use of the Premises specified herein.

19. Tenant shall not do any cooking in the Premises, except that Tenant may install a microwave oven and coffee makers for the use of its employees in the Premises. Under no circumstances shall Tenant install or use any hot plates.

20. No portion of the Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

21. Landlord has the right to enact trash removal and trash recycling rules and regulations as necessary to control trash removal costs or as required by the laws of the State of Minnesota and/or the United States of America. Tenant agrees to adhere to such trash removal regulations and to any and all modifications thereof issued by Landlord from time to time.

22. Tenant will refer all contractors, contractors’ representatives and installation technicians rendering any service to Tenant to Landlord’s Managing Agent for supervision, approval and control before performance of any contractual service. This provision shall apply to any work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

23. Tenant shall not permit picketing or other union activity involving its employees in the Building except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

24. Tenant shall not conduct, or permit to be conducted on or from the Premises, any auction of Tenant’s personal property, any liquidation sale, any going-out-of-business sale or other similar activity.

25. Landlord reserves the right to rescind, make reasonable amendments, modifications and additions to the rules and regulations heretofore set forth, and to make additional reasonable rules and regulations, as in Landlord’s sole judgment may from time to time be needed for the safety, care, cleanliness and preservation of good order of the Building. Landlord shall not be responsible for any violation of the foregoing rules and regulations by other tenants of the Building and shall have no obligation to enforce the same against other tenants.

EXHIBIT C

Intentionally Omitted

C-1

EXHIBIT D

PLYMOUTH BUSINESS CENTER

SIGNAGE CRITERIA

FRONT ENTRANCE DOOR

White Vinyl Applied Letters Only

“2 Maximum Height

Helvetica Letters

Two or Three Lines Only

Logos, Script, or Color Variations

REAR OVERHEAD DOOR

Black Vinyl Applied Letters Only

6” Maximum Height

Helvetica Letters

One or Two Lines Only

No Logos, Script, or Color Variations

REAR ENTRANCE/HOLLOW METAL DOOR

Black Vinyl Applied Letters Only

2# Maximum Height

Helvetica Letters

Two or Three Lines Only

No Logos, Script, or Color Variations

FRONT OVERHEAD SIGN

Freeway Exposure (mounted below wallpack lighting)

4’ x 8’ Black Acrylic Background Panel

White or Gray Copy Only

Logo Reproduction Permitted

Non-Freeway Exposure (mounted adjacent to entrance door)

2.5’ x 3.5’ Black Acrylic Background Panel

White or Gray copy Only

Logo Reproduction Permitted

NOTE:

Signage must meet Landlord approval prior to installation.

Signage contractor must obtain permit from City if required.

D-1

EXHIBIT E

MOVE-OUT STANDARDS

Not later than the Restoration Date (as defined in the Lease), Tenant shall deliver the Premises to Landlord in the same condition as they were upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and shall deliver all keys to Landlord. Before delivery of the Premises to Landlord, Tenant shall remove all of its personal property and all alterations, additions, installations, improvements, partitions, Cabling and trade fixtures, all as and to the extent provided in Paragraph 7 of this Lease. If Tenant fails to remove its personal property and fixtures upon the expiration of this Lease, the same shall be deemed abandoned and shall become the property of the Landlord.

The Tenant shall, on the Restoration Date, place the Premises in a condition that shall include, but is not limited to, the following:

1.	Lights:	Office and warehouse lights will be fully operational with all bulbs functioning.

2.	Dock Levelers & Roll Up Doors:	All dock levelers and roll-up doors will be in good working condition.

3.	Dock Seals:	All dock seals will be free of tears and any broken backboards repaired.

4.	Warehouse Floor:	The warehouse floor will swept with no racking bolts or other protrusions left in floor. Cracks will be repaired with an epoxy or polymer.

5.	Equipment & Wiring:	Unless otherwise specified by Landlord in writing, all equipment and wiring shall be removed and the Premises returned to original condition, including, without limitation, removal of air lines, junction boxes, conduit, etc.).

6.	Walls:	Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes in either office or warehouse.

7.	Roof:	Any tenant-installed equipment must be removed and roof penetrations properly repaired by a licensed roofing contractor selected or approved by Landlord. Active leaks must be fixed and latest Landlord maintenance and repairs recommendation must have been followed.

8.	Signs:	All exterior signs must be removed and holes patched and paint touched up as necessary. All window signs should likewise be removed.

9.	Heating & Air Conditioning System:	A written report from a licensed HVAC contractor within the last three months stating that all evaporative coolers within the Premises are operational and safe and in good and safe operating condition.

10.	Overall Cleanliness:	Clean windows, sanitize bathroom(s), vacuum carpet, and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior premises.

11.	Upon Completion:	Contact Landlord’s property manager to coordinate date of turning off power, turning in keys, and obtaining final Landlord inspection of Premises.

Nothing in this Exhibit E obligates Tenant to remove the “Improvements”, as Paragraph 31 of this Lease defines that term, from the Premises.

E-1

EXHIBIT F

EXISTING IMPROVEMENTS

(See attached)

PACKAGING STAGING
SHIPPING
OFFICE
RECEIVING
CORR.
GEN. ROOM
GEN. ROOM
ELEC. ROOM
EXPLOSION PANEL
EXPLOSION PANEL
EQUIPMENT ROOM
BLDG. ELEC.
UTILITY
CAS TANK STOR.
STORAGE
PROCESS LAB
SAMPLE ROOM
ARCHIVE
WALK-IN STORAGE COOLER
WALK-IN STORAGE COOLER
STORAGE
CORR.
ENGINEERING LAB
WALK-IN STORAGE COOLER
VESTIBULE
WALK-IN STORAGE COOLER
WALK-IN STORAGE COOLER
OPEN OFFICE
FINISHED GOODS
LT.
LT.
BREAK
OPEN OFFICE
JAN.
MEN
WOMEN
ANALYTICAL LAB
STOR.
STOR.
OPEN OFFICE
CONF.
VEST.
OFFICE

TRAVELERS

BIOAMBER

PLYMOUTH
BUSINESS CENTER
3850 ANNAPOLIS LN
PLYMOUTH, MN

Mohagen Hansen Architectural Group

FLOOR PLAN

RECORD DRAWING

A200

Asset Number	Functional Area	Equipment Number	Description	Manufacturer	Model	Serial Number	Room
33092		E1977	4 Channel In-Line Degasser				129
NA	Utility	E1925	Air Compressor, Backup - 49 scfm @ 90 psi	Ingersoll-Rand	OL15E15	30T973670	140
NA	Utility	E2219	Air Compressor, Primary - 44 scfm @ 100 psi	Powerex	SET 150 740	) 6/5/2003 - 2232182-	140
NA	Utility	E1928	Air Handling Unit #1	McQuay	CAH014FDAC	F80U010900562	157
IMA	Utility	E1926	Air Handling Unit #2	McQuay	CAH014FDAC	F80U010900561	157
NA	Utility	E2201	Air Handling Unit, Boiler Room	McQuay	CAH012FDAC	FBOU021100007	140
NA	Cell Culture	NA	Analyzer, Biochemistry	Nova Biomedical	ova 100 Plus Bioprofile 3829	T34A06040	129
33012	Cell Culture	E1307	Analyzer, Biochemistry, Dual Channel	YSI	2700 Select	95B29414	129
33068	Cell Culture	E1879	Analyzer, Biochemistry, Dual Channel	YSI	2700 Select	01J0718AA	129
NA	Cell Culture	E1308	Analyzer, Biochemistry, Dual Channel	YSI	2700 Select	96M0363AA	157
NA	Cell Culture	NA	Analyzer, Biochemistry, Dual Channel	YSI	2700 Select	05M0118	131
33009	Cell Culture	El 243	Analyzer, Blood Gas	ABL	ABL-5	142R0121N05	131
33171	Cell Culture	NA	Analyzer, Blood Gas	ABL	ABL-5	142R0472N001	129
33150	Cell Culture	NA	Analyzer, Chemistry	Drtho Clinical Diagnostics	tros DT60 II Chemistry System	60034165	157
NA	Cell Culture	NA	Analyzer, Chemistry, Module (goes with 33150)	Ortho Clinical Diagnostics	DTSC II Module	62022192	157
33204	Analytical	NA	Analyzer, iCE280 With PrinCE	Convergent Biosciences	iCE280 Analyzer	1122	105
NA	Clean & Wash	E1880	Autoclave	Getinge	GE6912AR-1	5100572-010-01	140
33109	Utility	NA	Automatic External Defibrillator	Medtronic	.ifePack 500 3011790-00011:	14202709	119
33218	Cell Culture	95-AS-1200	Autosampler	Innovatis	MS20	10001511	129
NA	Cell Culture	E2350	Bag Cart	Stedim	NA	NA	131
NA	Cell Culture	E2439	Bag Cart	Stedim	NA	NA	131
NA	Cell Culture	NA	Bag Cart	Stedim	NA	NA	131
NA	Cell Culture	NA	Bag Cart	Stedim	NA	NA	131
33069	Purification	E1913	Balance	Sartorius	LP2200	13308632	129
33070	Purification	E1914	Balance	Sartorius	LP2200		129
33071	Purification	E1915	Balance	Sartorius	LP2200	13406888	129
33086	Purification	E1897	Balance	Mettler-Atoledo	AX205	112051104	129
33103	Cell Culture	E2032	Balance	Sartorius	LP2200	13804679	129
33104	Cell Culture	E2033	Balance	Sartorius	LP2200	13804677	129
33105	Cell Culture	E2034	Balance	Sartorius	LP2200	13804680	129
33106	Cell Culture	E2035	Balance	Sartorius	LP2200	13804676	130
33107	Cell Culture	E2090	Balance	Sartorius	LP2200	14405037	131
33115	Purification	E2094	Balance	Sartorius	LP2200	14007266	129
33130	Purification	E2047	Balance	Sartorius	LP2200	14106678	129
33131	Purification	E2048	Balance	Sartorius	LP2200		129
33132	Purification	E2049	Balance	Sartorius	LP2200	14405038	129

Asset Number	Functional Area	Equipment Number	Description	Manufacturer	Model	Serial Number	Room
33133	Purification	E2050	Balance	Sartorius	LP2200	14306850	129
33157	Purification	E2475	Balance	Sartorius	LE2202S	17210443	129
NA	Cell Culture	95-SC-1201	Balance	Sartorius	LP2200	15202516	130
33065	Cell Culture	E1827	Balance (For Viral Filtration)	Sartorius	BP 16000-S	12511303	129
30516	Purification	E1910	Bath, Circulating Water	Pharmacia Biotech - The	MultiTemp III - 56-1165-33	1200103454019	157
33015	Metrology	E1305	Bath, Circulating Water		1130-2	613990	129
33145	Metrology	E2157	Bath, Circulating Water	VWR	1137-2P	G23148	136
33146	Metrology	E2158	Bath, Circulating Water	VWR	1137-2P	G23159	136
33021	Cell Culture	E0715	Bioreactor System, 150 L	ABEC	150L	8870-1	131
33179	Cell Culture	E2377	Bioreactor System, 150 L	ITT Pure-Flo	P210CP	NA	131
33180	Cell Culture	E2386	Bioreactor System, 150 L	ITT Pure-Flo	P310CP	NA	131
33061	Cell Culture	E1767	Bioreactor System, Dual 2L	Braun	Biostat MD2 Dual	(Various in System)	129
33122	Cell Culture	E2031	Bioreactor System, Dual 2L	Braun	Biostat (BDCU)	(Various in System)	129
33185	Cell Culture	E2504	Bioreactor System, Dual 2L	Braun	Biostat (BDCU)	(Various in System)	131
33186	Cell Culture	E2505	Bioreactor System, Dual 2L	Braun	Biostat (BDCU)	(Various in System)	131
33162	Cell Culture	E2285	Bioreactor System, Quad 2L	Braun	Biostat (BDCU)	(Various in System)	131
33263	Cell Culture	95-BRX-1200	Bioreactor System, Quad 2L	Sartorius	Biostat (BDCU)	(Various in System)	131
33167	Cell Culture	E2407	Bioreactor System, Wave	Wave	System 20P	0110.0304.2050P	129
NA	Cell Culture	E2404	Bioreactor System, Wave	Wave	System 20P	0111.0304.2050P	129
NA	Utility	E0082	Biosafety Cabinet	Nuaire	NU-425-600	21168VU	129
NA	Utility	E1929	Iler, Aerco (Hydronic - 1,000,000 BTU/Hr, 90% ef	Aerco	N/A	G-01-0776	141
NA	Utility	E1929	iler, Aerco (Hydronic - 1,000,000 BTU/Hr, 90% ef	Aerco	N/A	G-01-0777	141
NA	Utility	E1918	Boiler, High Pressure (Process) - 30HP	Fulton	ICS 30	89438	141
33194	Analytical	NA	busLAC/E Box	Waters	LAC/E32	B06L32055W	105
33195	Analytical	NA	busLAC/E Box	Waters	LAC/E32	M05L32456W	105
33196	Analytical	NA	busLAC/E Box	Waters	LAC/E32	M05L32464W	105
33197	Analytical	NA	busLAC/E Box	Waters	LAC/E32	B06L32120W	105
33005	Metrology	E1150	Calibrator, Low Temperature Dry Well With Inserts	Hart Scientific	9105	94279	136
33143	Metrology	E2138	Calibrators, Dry-Well	Hart Scientific	9103	A33466	136
NA	Metrology	E1658	Calibrators, Dry-Well	Hart Scientific	9103	98052	136
NA	Metrology	E2139	Calibrators, Dry-Well	Hart Scientific	9103	A33464	136
33075	Cell Culture	E1883	Cell Counting System, Cedex	Innovatis	(first model)	G007D1089	129
33175	Cell Culture	E2449	Cell Counting System, ViCell	Beckman Coulter	ViCell XR	0AJ24118	129
33173	Cell Culture	E2340	Centrifuge	Alpha Laval	LAPX404SGP-31C	4126998	131
33237	dia & Buffer Preparat	95-CEN-1200	Centrifuge	Beckman Coulter	Avanti J-26 XPI	1053894	129
NA	Analytical	NA	Centrifuge, LCC Carousel	Roche	LCC Centrifuge 2.0	40511846	157

Asset Number	Functional Area	Equipment Number	Description	Manufacturer	Model	Serial Number	Room
33231	Analytical	95-AN-8300	Characterization System, Protein	Beckman Coulter	PA800	3063329	105
32984	Utility	E0144	Chart Recorder	Honeywell	DR45	9218862396011	137
33006	Utility	E1192	Chart Recorder	Honeywell	DR45	9625Y6260902000002	157
NA	Utility	E0710	Chart Recorder	Honeywell	DR45	93271236810008	154
NA	Utility	E1057	Chart Recorder	Honeywell	DR45	9538Y522698300001	157
33110	Utility	E1917	Chiller, 3850 House - 50 ton capacity	McQuay	AGZ050A527-ER10	STNU011000083	Parking Lot (E
NA	Utility	E1919	Chiller, 3850 Process - 7.5 ton capacity	Arctic Chill	MACVPV0075S4	6056101	Parking Lot (E
NA	Utility	E2202	Chiller, Boiler Room - 16 ton capacity	McQuay	ACZ016AC27-ER10	STNU0Z1100097	Parking Lot (E
33022	Purification	E1573	Chromatography System, Development	are (Amersham Pharmac	AKTA Explorer 100	001028	157
33046	Purification	E1659	Chromatography System, Development	:are (Amersham Pharmac	AKTA Explorer 100	001821	129
33102	Purification	E1990	Chromatography System, Development	are (Amersham Pharmac	AKTA Purifier 100	01041822	129
33163	Purification	E2269	Chromatography System, Development	Ithcare (Amersham Biosc	AKTA Pilot	01083186	157
33166	Purification	E2473	Chromatography System, Development	Ithcare (Amersham Biosc	AKTA Purifier 100	01133947	129
33178	Purification	E2501	Chromatography System, Development	Ithcare (Amersham Biosc	AKTA Explorer 100	01181121	129
33184	Purification	E2474	Chromatography System, Development	Ithcare (Amersham Biosc	AKTA Explorer 100	01136604	129
33202	Purification	NA	Chromatography System, Development	GE Healthcare	AKTA Explorer 100	1301175	129
33275	Purification	95-XX-5000	Chromatography System, Development	GE Healthcare	AKTA Explorer 100	1438206	129
33037	Purification	E1574	Chromatography System, Pilot	Millipore	K-Prime 40-1	NA	169
33200	Purification	NA	Chromatography System, Pilot	are (Amersham Pharmac	AKTA Pilot	1281693	129
33120	Analytical	E2008	CIEF System	Convergent Biosciences			?
33088	Utility	E1920	CIP Skid	Cotter Corporation	SK-006	NA	141
33090	Utility	E1973	Clean Steam System - 550 Ibs/hr @ 50 psi	Finn-Aqua	Finn-Aqua 300G	39252	141
NA	Utility	E1878	Cold Room 130	Thermo-Kool	TK-4878-F-L	38680 EJS	129
33113	Utility	NA	Compressed Gases System	Genmab	NA	NA	146
33268	Analytical	95-XX-8300	Concentrator, Speed Vac	Savant	SPD131P-120	5PD131D-9K450108-ly	129
NA	Analytical	95-XX-8300	Concentrator, Speed Vac - Refrigerated Vapor Tra^	Savant	RUT4104-120	120	129
NA	Analytical	95-XX-8300	Concentrator, Speed Vac - Vacuum Pump	Savant	OFP400-115	02F260184-1B	129
NA	Utility	E1852	Cond/Evap Units	Heatcraft Inc	MOZ055M64CF	39(unit#l) T01K0089	Cold Room 169
NA	Utility	E1853	Cond/Evap Units	Heatcraft Inc	MOZ045M64CF	T01K00830	158
33074		E1863	Conductivity Meter For Orion Electrode				129
NA	Analytical	E2513	Conductivity Meter For Orion Electrode	lermo Electron Corporate	Orion 3 Star	008500	105
33192	Analytical	E2508	Densitometer, GS800 Calibrated	Bio-Rad	PowerLook 2100XL	H9D00507A0041	157
33201	Analytical	NA	Detector, Charge Aerosol	ESA Biosciences	Corona Plus 70-6967	CP-0150	129
33114	Utility	NA	Electric Truck For 3850 Warehouse	Big Joe	1518-T08	370556	157
NA	Analytical	E1855	Electrophoresis Power Supply	lermo Electron Corporation	EC105	105ECA-1K471209-1A	129
NA	Analytical	E1856	Electrophoresis Power Supply	lermo Electron Corporation	EC105	105ECA-1K471217-1A	129

Asset Number	Functional Area	Equipment Number	Description	Manufacturer	Model	Serial Number	Room
NA	Analytical	E1911	Electrophoresis Power Supply	nersham Pharmacia Biote	EPS 3501 XL	01034575	129
NA	Utility	E2271	Exhaust Fan	Penn Ventilation Co,	DX08B	N/A	Roof
NA	Utility	E2272	Exhaust Fan	Penn Ventilation Co.	DX08B	N/A	Roof
NA	Utility	E2273	Exhaust Fan	Penn Ventilation Co.	DX36B	N/A	Roof
NA	Utility	E2274	Exhaust Fan	Penn Ventilation Co.	DX08B	N/A	Roof
NA	Utility	E2275	Exhaust Fan	Penn Ventilation Co.	DX08B	N/A	Roof
NA	Utility	E2276	Exhaust Fan	Penn Ventilation Co.	DX08B	N/A	Roof
NA	Utility	E2277	Exhaust Fan	Penn Ventilation Co.	DX1B	N/A	Roof
NA	Utility	E2278	Exhaust Fan	Penn Ventilation Co.	DC08B	N/A	Roof
NA	Utility	E2279	Exhaust Fan	Penn Ventilation Co.	DX08B	N/A	Roof
NA	Utility	E2280	Exhaust Fan	Penn Ventilation Co.	DX08B	N/A	Roof
NA	Utility	E2281	Exhaust Fan	Penn Ventilation Co.	DX08B	N/A	Roof
NA	Metroloqy	NA	Field Communicator, Hart	Sae-Stahl	375	11008890	136
33270	Cell Culture	95-TX-1200	Filter Testing Station	FilterTec	CP-120	NA	129
NA	Cell Culture	E0310	Filter Testing Station	Sartorius	arto Check II D3400 - SM162[1]	4203417	129
33187	Analytical	E2507	Fluorescence Detector	Waters	W2475		105
NA	Utility	NA	Freezer, Chest	Frlqidaire Commercial	FCCS201FWO	WB63328822	157
NA	Cell Culture	95-CSU-1200	Freezer, Cryogenic	Custom Biogenics System	V-1500	B041116C-1	137
33025	Utility	E1377	Freezer, Upriqht	Forma Scientific	916	85171-635	135
33027	Utility	E1389	Freezer, Upriqht	Forma Scientific	916	85134-665	129
33028	Utility	E1390	Freezer, Upright	Forma Scientific	916	85173-645	137
33045	Utility	E1804	Freezer, Upright	Forma Scientific	916	20771-981	129
33176	Utility	E2463	Freezer, Upriqht	Revco	ULT 1340-9-A37	YIIO-273885-YO	135
33177	Utility	E2464	Freezer, Upriqht	Revco	ULT 1386-9-A37	YI20-273926-YO	135
33198	Utility	E2512	Freezer, Upriqht	Thermo Scientific	904	810131-448	137
NA	Utility	E0308	Freezer, Upriqht	ter Scientific Products/Re	U2186 D-U-A	WZ 24604-3	157
NA	Utility	E0309	Freezer, Upright	ter Scientific Products/Re	U2186 D-U-A	WZ 2Y604-1E	171
NA	Utility	E0365	Freezer, Upriqht	VWR	D8517-U-0-D	PX64104H	137
NA	Cell Culture	E0960	Freezer, Upriqht	Forma Scientific	916	87054-238
NA	Utility	E1900	Freezer, Upright	Revco Technologies	ULT2140-5-D35	007M-568242-OM	154
NA	Metrology	E0681	Fume Hood	Labconco	48800	234542	136
NA	Utility	E1854	Fume Hood	/aunee Scientific Corpora	HOSK5448B00	120617	129
NA	Utility	E2396	Fume Hood	/aunee Scientific Corpora	HOSKSYV8	1934	105
NA	Metrology	NA	Gas Mixer, Environics	Environics	Series 4000	3266	136
NA	Utility	E1924	Generator, Backup #1 - 100KW	Cummins Genset	WSG1068IT-6005-A	01-08-007669	144
NA	Utility	E2307	Generator, Backup #2 - 100KW	Cummins Genset	WSG1068IT-6005-A	1030549315	147

Asset Number	Functional Area	Equipment Number	Description	Manufacturer	Model	Serial Number	Room
NA	Analytical	E1709	HPLC Alliance System (with E1708 and E1707)	Waters	A/AT270886 [W2690 (pump)l	D00SM7 052M	105
NA	Analytical	E1712	HPLC Alliance System (with E1711 and E1710)	Waters	WAT270886 [W2690 (pump)l	D00SM7 038M	105
33076	Analytical	E1890	HPLC Alliance System (with E1889 and E1888)	Waters	WAT270008 [W2690 (pump)’	M01SM4 593M	105
33140	Analytical	E2101	HPLC Alliance System (with E2102 and E2103)	Waters	A/AT270008 TW2690 (pump)’	K02SM4 318M	105
33141	Analytical	E2131	HPLC Alliance System (with E2132 and E1706)	Waters	WAT270008 [W2690 (pump)l	M02SM4 919M	105
NA	Analytical	E1705	HPLC Alliance System (with E2397 and E2133)	Waters	A/AT270886 [W2690 (pump)]	D00SM7 045M	105
NA	Analytical	E2402	HPLC Alliance System (with E2401 and E2400)	Waters	WAT270008 [W2690 (pump)]	C04SM4 250M	105
NA	Analytical	E2399	HPLC Alliance System (with E2507 and E2398)	Waters	WAT270008 [W2690 (pump)’	C045SM4 282M	105
NA	Analytical	E1706	HPLC Alliance System Column Heater/Cooler	Waters	WAT270852	D00SMH 355M	105
NA	Analytical	E1707	HPLC Alliance System Column Heater/Cooler	Waters	WAT270852	D00SMH 356M	105
NA	Analytical	E1710	HPLC Alliance System Column Heater/Cooler	Waters	WAT270852	DOOSMH 317M	105
NA	Analytical	E1888	HPLC Alliance System Column Heater/Cooler	Waters	WAT270852	M01SMH 022M	105
NA	Analytical	E2103	HPLC Alliance System Column Heater/Cooler	Waters	WAT270852	J02SMH 677M	105
NA	Analytical	E2133	HPLC Alliance System Column Heater/Cooler	Waters	186001863	L02SMH 054M	105
NA	Analytical	E2398	HPLC Alliance System Column Heater/Cooler	Waters	186001863	C04SMH 605M	105
NA	Analytical	E2400	HPLC Alliance System Column Heater/Cooler	Waters	186001863	C04SMH 590M	105
NA	Analytical	E1708	HPLC Alliance System Detector	Waters	T081110 [W2487 (UV detector)	D00487 383M	105
NA	Analytical	E1711	HPLC Alliance System Detector	Waters	T081110 [W2487 (UV detector)	D00487.301M	105
NA	Analytical	E1716	HPLC Alliance System Detector	Waters	996 (PDA detector)]	MX4MM8071M	105
NA	Analytical	E1889	HPLC Alliance System Detector	Waters	000869 [W2996 (PDA detector)	M01996 263M	105
NA	Analytical	E2102	HPLC Alliance System Detector	Waters	000869 [W2996 (PDA detector)	J02296 718M	105
NA	Analytical	E2132	HPLC Alliance System Detector	Waters	000869 [W2996 (PDA detector)	M02296 263M	105
NA	Analytical	E2397	HPLC Alliance System Detector	Waters	T081110 TW2487 (UV detector)	C04487 916M	105
NA	Analytical	E2401	HPLC Alliance System Detector	Waters	T081110 TW2487 (UV detector)	C04487.884M	105
NA	Analytical	E2507	HPLC Alliance System Detector	Waters	V75 [W2475 (Fluorescence detector)	J05475.410M	105
33007	Utility	E1213	Incubator	VWR	2020	500796	137
33066	Utility	E1831	Incubator	VWR	2020	301201	137
NA	Cell Culture	E1665	Incubator	Forma Scientific	3950	46030-57	157
NA	Analytical	NA	Incubator	Thermo Scientific	120	1460081256851	157
33016	Cell Culture	E1310	Incubator, C02	Forma Scinetific	3956	26229-2729	129
33054	Cell Culture	E1689	Incubator, C02	Forma Scinetific	3956	64362-101	129
33164	Cell Culture	E2394	Incubator, C02	Forma Scientific	3950	302895-981	129
NA	Utility	E0892	Laminar Flow Hood	Nuaire	NU-301-636	63738	129
33014		E0557	Leitz DM IL Basic Stand, Condenser AO.23				129
33181	Analytical	E2469	Lightcycler	Roche	NA	1405748	157
33253	Analytical	95-PCR-8300	LightCycler 480 Real Time PCR 96 Well System	Roche	480 II	25495	105

Asset Number	Functional Area	Equipment Number	Description	Manufacturer	Model	Serial Number	Room
33036	Metrology	E1514	LowTemp Calibration Bath	Hart Scientific	7102	81015	136
33017	Cell Culture	E1519	MF Skid	Genmab	NA	NA	131
33097	Analytical	E1885	Mlcrocentrifuge	Eppendorf	5804	02213	129
NA	Analytical	E2514	Microcentrifuge	Eppendorf	5804	0011696	129
NA	Analytical	NA	Microcentrifuge	Galaxy	C12XX-220V	0501-0590	129
32834	Analytical	NA	Microplate Reader, Spectramax	Molecular Devices	Spectra-Max 340 PC	LN02400	105
33087	Analytical	E1909	Microplate Reader, Spectramax	Molecular Devices	Spectra-Max 340 PC	LN02053	105
NA	Analytical	E2000	Microplate Reader, Thermomax	Molecular Devices	Thermomax	06379	105
NA	Cell Culture	E1031	Microscope	Nikon	Labophot-2	15202516	129
NA	Cell Culture	E1032	Microscope	Nikon	Labophot-2	461785	129
NA	Cell Culture	E1304	Microscope	Lecia	DMIL090-131.001	520802	129
NA	Cell Culture	NA	Microscope	Elica	410	19144-3	129
NA	Analytical	NA	Mixer, Vortex	Bamstead/Thermolyne	37600 Mixer - Maxi Mix II M3	1254011193993	129
NA	Analytical	NA	Mixer, Vortex	Barnstead/Thermolyne	37600 Mixer - Maxi Mix II Ml	1254011193859	129
NA	Analytical	NA	Mixer, Vortex	Barnstead/Thermolyne	37600 Mixer - Maxi Mix II M3	1254011194005	129
NA	Analytical	NA	Mixer, Vortex	Barnstead/Thermolyne	37600 Mixer - Maxi Mix II m:	1254050248241	129
NA	Analytical	NA	Mixer, Vortex	Barnstead/Thermolyne	37600 Mixer - Maxi Mix II Ml	1254050248281	105
NA	Analytical	NA	Mixer, Vortex	Barnstead/Thermolyne	37600 Mixer - Maxi Mix II Ml	1254021175312	105
NA	Analytical	NA	Mixer, Vortex	Barnstead/Thermolyne	37600 Mixer - Maxi Mix II Ml	11254050245416	105
NA	Analytical	NA	Mixer, Vortex	Bamstead/Thermolyne	37600 Mixer - Maxi Mix II Ml	1254050248269	105
NA	Analytical	NA	Mixer, Vortex	Barnstead/Thermolyne	37600 Mixer - Maxi Mix II Ml	1254021175177	105
33151	dia & Buffer Preparat	NA	Mixing Tank, 100 L	T&C Stainless	NA	TC5914	131
33174	dia & Buffer Preparat	E2489	Mixing Tank, 100 L	T&C Stainless	NA	TC6198	131
NA	dia & Buffer Preparat	NA	Mixing Tank, 100 L	T&C Stainless	NA	TC6015	131
33135	dia & Buffer Preparat	NA	Mixing Tank, 200 L	T&C Stainless	NA	TC5741	131
33193	dia & Buffer Preparat	NA	Mixing Tank, 200 L With Agitator	Hans Pedersen Group	NA	05270	131
33041	dia & Buffer Preparat	E0609	Mixing Tank, 50 L	Walker	SP	5528	131
NA	Cell Culture	95-SKR-1200	Orbital Shaker	Thermo Scientific	416	147600-508	129
NA	Cell Culture	95-SKR-1201	Orbital Shaker	Thermo Scientific	416	147600-507	129
33189	Analytical	NA	Osmometer	Precision Systems	5004	J302040	129
33189	Cell Culture	NA	Osmometer	Precision Systems	Microsmette 5004	JJ02040	129
NA	Cell Culture	E1309	Osmometer	Precision Systems	Microsmette 5004	AA01100	131
NA	Cell Culture	NA	Osmometer	Precision Systems	Microsmette 5004	AA01120	131
33168	Analytical	E2488	Osmometer, Vapor Pressure	Wescor	5520	5520042488	129
33183	Analytical	E2486	Plate Reader, Fluorescence, Gemini EM	Molecular Devices	SpectraMax Gemini EM	EM01416	105
30552	Cell Culture	E2038	Pump, Peristaltic	Watson-Marlow	101U/R	1110070	131
33123	Cell Culture	E2036	Pump, Peristaltic	Watson-Marlow	101U/R	C071648	129

Asset Number	Functional Area	Equipment Number	Description	Manufacturer	Model	Serial Number	Room
33124	Cell Culture	E2037	Pump, Peristaltic	Watson-Marlow	101U/R	C071649	129
33126	Cell Culture	E2040	Pump, Peristaltic	Watson-Marlow	101U/R	1110772	131
33127	Cell Culture	E2041	Pump, Peristaltic	Watson-Marlow	101U/R	C071879	129
33158	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	C120404	129
IMA	Analytical	E1774	Pump, Peristaltic	Watson-Marlow	504S/RL	A113989	129
NA	Cell Culture	E2039	Pump, Peristaltic	Watson-Marlow	101U/R	C071651	129
NA	Cell Culture	E5286	Pump, Peristaltic	Watson-Marlow	101U/R	5060061	131
NA	Cell Culture	E5293	Pump, Peristaltic	Watson-Marlow	101U/R	4110653	129
NA	Cell Culture	E55285	Pump, Peristaltic	Watson-Marlow	101U/R	4110651	129
NA	Analytical	NA	Pump, Peristaltic	Watson-Marlow	520U/R	E032284	129
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	C.P.78016-45	1450796	129
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	C.P.78016-45	1450805	129
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	C.P.78016-45	1450797	129
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	C.P.78016-45	1450790	129
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	C.P.78016-45	1450804	129
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	C.P.78016-45	1450792	129
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	C.P.78016-45	1450801	131
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	C.P.78016-45	1450790	131
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	C.P.78016-45	1450794	131
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	C.P.78016-45	1450802	131
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	C.P.78016-45	1517123	131
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	C.P.78016-45	1450806	131
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	C.P.78016-45	1450791	131
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	C.P.78016-45	1450793	131
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	C.P.78016-45	1434367	131
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	C.P.78016-45	1450800	131
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	C.P.78016-45	1450795	131
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	C.P.78016-45	1450799	131
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	C.P.78016-45	1450803	131
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	ISM936D	1426513	131
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	ISM936D	1426512	129
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	B013967	129
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	B040522	129
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	C021320	129
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	D040521	129
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	A052090	131
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	D010806	131

Asset Number	Functional Area	Equipment Number	Description	Manufacturer	Model	Serial Number	Room
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	C121622	131
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	D031394	131
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	D040518	131
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	F030904	131
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	1110767	131
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	A052086	131
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	C071650	131
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	C071880	131
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	D040523	130
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	D040527	130
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	D040526	130
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	A021138	130
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	B060228	130
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	C121620	129
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	F030905	129
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	A052088	129
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	A021136	129
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	A052087	129
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	5060064	129
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	F030867	129
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	1102407	129
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	B051902	129
NA	Ceil Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	F030865	129
NA	Cell Culture	NA	Pump, Peristaltic	Watson-Marlow	101U/R	D041623	129
NA	Cell Culture	NA	Pump, Peristaltic	MasterFlex	7520-00	H96007044	129
NA	Cell Culture	NA	Pump, Peristaltic	MasterFlex	7520-40	L04001754	131
NA	Cell Culture	NA	Pump, Peristaltic	Ismatec	ISM404B	1501866	131
33116	Cell Culture	E1874	Refrigerator, Upright	Revco Technologies	R429GA14	Z20L-561055-NM	154
33117	Cell Culture	E1875	Refrigerator, Upright	Revco Technologies	R429GA14	Z20L-561056-NM	154
33119	Utility	E1981	Refrigerator, Upright	VWR	R429GA14	N09M-546132-NM	135
NA	Cell Culture	E2017	Roller Bottle Unit	Wheaton	4862	65795-286	157
33043	dia & Buffer Preparation	E1538	Scale, Barrel	Pennsylvania	7507	98 249293	129
33024	dia & Buffer Preparation	E1410	Scale, Ramp, PA	unknown	6600	H7209092	131
33169	Analytical	E2372	Spectrophotometer, UV-Visible	Thermo-Fisher	Nicolet Evolution 300	EV3121703	129
32727	Characterization Lab	95-IB-8300	Stability Chamber				157
NA	Analytical	NA	Stirrer, Cimarec 2	Barnstead/Thermolyne	S46725	1071010978741	129

Asset Number	Functional Area	Equipment Number	Description	Manufacturer	Model	Serial Number	Room
NA	Analytical	NA	Stirrer, Cimarec 2	Bamstead/Thermolyne	S46725	1071010978723	129
NA	Metrology	E1635	Tachometer, Digital	Ametek	1726	101599004	136
33165	Purification	NA	Tangential Flow Filtration System, Bench	Sartorius	ice 200 Benchtop (multiple a	E200-525-0604	129
33154	Purification	E2295	Tangential Flow Filtration System, Pilot	II Life Sciences Corporate	Maxim UF	6201375/65	129
32996	dia & Buffer Preparation	E0483	Tank, 50 L	Walker	SP	5531	131
NA	Utility	NA	Telephone Network Switch	Avaya	Definity G3si	1004493488	163